Exhibit 10.3

Form Final

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”), dated [ ● ], 2020, is entered into by and between CF Finance Acquisition Corp., a Delaware corporation (the “Company”), and [ ● ], a [ ● ] (the “Subscriber”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transaction Agreement.

RECITALS

WHEREAS, as set forth in that certain Transaction Agreement, dated as of [ ● ], 2020 (as amended, modified or supplemented, the “Transaction Agreement”), by and among the Company, Grosvenor Capital Management Holdings, LLLP, an Illinois limited liability limited partnership (“Target”), GCM Grosvenor Inc., a Delaware corporation (“GCM PubCo”), and the other parties thereto have agreed, among other things, and in accordance with the terms and subject to the conditions set forth in the Transaction Agreement, that simultaneously with the Closing, among other things, the Company will merge with and into GCM PubCo, the separate corporate existence of the Company will cease and GCM PubCo will be the surviving corporation (the “Merger”); and

WHEREAS, in connection with the Closing and immediately following the Merger, subject to the terms of this Subscription Agreement, the Subscriber desires to subscribe for and purchase from the Company a certain number of shares of Class A common stock, par value $0.0001 per share, of GCM PubCo (the “Class A Common Stock”), as set forth in this Subscription Agreement; and, subject to the terms of this Subscription Agreement, the Company desires to issue and sell to the Subscriber such shares of Class A Common Stock in consideration of the payment of the Purchase Price (as defined below) by the Subscriber to the Company on or prior to the Closing.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	SUBSCRIPTION. Subject to the terms hereof, the Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Subscriber, in exchange for the payment of an aggregate price equal to $[ ● ] (the “Purchase Price”), the number of shares of Class A Common Stock (rounded down to the nearest whole share) equal to (i) the Purchase Price divided by (ii) $10.00 (the “Shares”).

2.	closing.

(a)	The closing of the sale of Shares contemplated hereby shall occur on the date of the Closing contemplated by the Transaction Agreement. Upon not less than five (5) business days’ written notice from (or on behalf of) the Company to the Subscriber (the “Closing Notice”) that the Company reasonably expects the Closing to occur on a date that is not less than five (5) business days from the date of the Closing Notice, the Subscriber shall deliver to the Company on or prior to the closing date specified in the Closing Notice (the “Closing Date”) the Purchase Price for the Shares subscribed by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery of the Shares in book entry form to the Subscriber or to a custodian designated by the Subscriber, as applicable.

(b)	Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

3.	company representations and warranties. The Company represents and warrants to the Subscriber as of the date of this Subscription Agreement and as of the Closing Date that:

(a)	As of the date of this Subscription Agreement, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and conduct its business as presently proposed to be conducted.

(b)	As of the Closing, the Shares will be duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Governing Documents or under applicable Law. Assuming the accuracy of the representations and warranties of the Subscriber contained in Section 4, the issuance and sale of the Shares pursuant to this Subscription Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(c)	This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes a valid and binding agreement of the Subscriber, is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)	The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with Nasdaq or NYSE rules, as applicable, and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Company Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the Governing Documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Company Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply with this Subscription Agreement.

(e)	As of the date of this Subscription Agreement, except for the shares of CF Class B Common Stock, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares. As of the Closing Date, there will be no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

(f)	No consent, waiver, authorization, approval, filing with or notification to any court or other federal, state, local or other governmental authority is required on the part of the Company with respect to the execution, delivery or performance by the Company of this Subscription Agreement (including without limitation the issuance of the Shares), other than (i) the filings required by applicable state or federal securities laws, (ii) the filings required in accordance with this Subscription Agreement, (iii) those required by Nasdaq or NYSE, as applicable, and (iv) those consents, waivers, authorizations, approvals, filings or notifications the failure of which to give, make or obtain would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g)	The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable.

(h)	As of the date of this Subscription Agreement, the authorized capital stock of the Company is (A) 1,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding and (B) 110,000,000 shares of Common Stock divided into (i) 100,000,000 shares of CF Class A Common Stock, of which 28,858,413 shares are issued and outstanding, and (ii) 10,000,000 shares of CF Class B Common Stock, of which 7,064,603 shares are issued and outstanding.

(i)	The outstanding shares of CF Class A Common Stock are listed on the Nasdaq Stock Market. As of the Closing Date, the Shares have been approved for listing on the Nasdaq Stock Market or the NYSE, and the Company is in compliance with all of the listing rules and standards of the Nasdaq Stock Market or NYSE, as applicable.

(j)	The Company acknowledges that there have been no representations or warranties made to the Company by the Subscriber, or its officers or directors or other representatives, expressly or by implication, other than those representations or warranties explicitly included in this Subscription Agreement.

4.	subscriber representations and warranties. The Subscriber represents and warrants to the Company, the Target and the Placement Agents (as defined below) as of the date of this Subscription Agreement and as of the Closing Date that:

(a)	The Subscriber is (a) an Institutional Account (as defined in FINRA Rule 4512(c)), (b) an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act of 1933 as amended, (the “Securities Act”)) or (c) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), as set forth on Schedule A completed by the Subscriber, and is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber agrees to notify the Company prior to the Closing in the event any of the information regarding the Subscriber and provided on Schedule A changes prior to the Closing.

(b)	The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entry account representing the Shares shall contain a legend to such effect. The Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber understands and agrees that the Shares will be subject to the transfer restrictions set forth in Section 9 and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

(c)	The Subscriber understands and agrees that the Subscriber is purchasing the Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to the Subscriber by the Company, or its officers or directors or other representatives, expressly or by implication, other than those representations, warranties, covenants and agreements explicitly included in this Subscription Agreement.

(d)	The Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(e)	The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the Company’s filings with the SEC. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information from the Company concerning the Company and an investment in the Shares as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(f)	The Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber, on the one hand, and the Company, J.P. Morgan Securities LLC and Cantor Fitzgerald & Co. (the “Placement Agents”) and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisers), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or representatives of such persons (such parties referred to collectively as “Representatives”), on the other hand. The Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, the Placement Agents and/or their respective Representatives. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Company, the Placement Agents or their respective Representatives), other than the representations and warranties by the Company contained in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means, and none of the Company, the Placement Agents, or their respective Representatives acted as an investment adviser, broker or dealer to Subscriber. Subscriber acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Subscriber has a substantive pre-existing relationship with the Company, one of the Placement Agents or their respective affiliates.

(g)	The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

(h)	The Subscriber acknowledges that the Subscriber (and not the Company) shall be responsible for any of the Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement. The Subscriber acknowledges that neither the Company nor any representative of the Company has provided, or will provide, the Subscriber with tax advice regarding the Shares, the Company or the execution of this Subscription Agreement, and the Company has advised the Subscriber to consult the Subscriber’s own tax advisor with respect to the tax consequences of each of the foregoing, including but not limited to any applicable elections, withholdings or other matters relating to the Shares, the Company or the execution of this Subscription Agreement.

(i)	Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

(j)	In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by the Company, Target, the Grosvenor Holders or any of their respective representatives concerning the Company or the Shares or the offer and sale of the Shares, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(k)	The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(l)	The Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(m)	The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and will not violate any provisions of the Subscriber’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, the signatory has been duly authorized to execute the same, and assuming this Subscription Agreement constitutes a valid and binding agreement of the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(n)	Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(o)	The Subscriber is not, and has not at any time during the past five (5) years been, (i) a person or entity named on, or otherwise owned or controlled by or acting on behalf of, a person or entity named on, the Specially Designated Nationals and Blocked Persons List administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or on any similar list of sanctioned persons maintained by the U.S. Government, the European Union or any European Union Member State, including the United Kingdom, or a person or entity with whom transactions are restricted or prohibited by any OFAC sanctions program or any sanctions program of the European Union or any European Union Member State, including the United Kingdom or (ii) a non-U.S. shell bank or providing banking services directly or indirectly to a non-U.S. shell bank. The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable Law, provided that the Subscriber is permitted to do so under applicable Law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber maintains policies and procedures reasonably designed to ensure compliance with sanctions and export control laws in each of the jurisdictions in which the Subscriber operates. Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

(p)	The Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2 hereto at the Closing. The Subscriber understands and agrees that its obligations hereunder are not in any way contingent or otherwise subject to: (a) the consummation of any financing arrangements or obtaining any financing; or (b) the availability of any financing to the Subscriber or any of its Affiliates.

(q)	No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares. Each Placement Agent and each of its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, the Target or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber or by the Company or the Target. In connection with the issuance and purchase of the Shares, the Placement Agents have not acted in any capacity on the Subscriber’s behalf, including without limitation as the Subscriber’s financial advisor or fiduciary. On behalf of itself and its affiliates, the Subscriber (a) acknowledges that the Placement Agents shall have no liability or obligation to the Subscriber or its affiliates in respect of this Subscription Agreement or the transactions contemplated hereby and (b) releases each Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

5.	Survival. All of the representations and warranties contained in this Subscription Agreement shall survive for a period of two (2) years following the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing.

6.	Joinder. Concurrently with the Closing, the Company and the Subscriber will enter into a Joinder to the Registration Rights Agreement, in the form attached hereto as Exhibit A. The form of Registration Rights Agreement is attached hereto as part of Exhibit B.

7.	Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and Target to terminate this Subscription Agreement, or (c) the Agreement End Date.

8.	TRUST WAIVER. Reference is made to the final prospectus of the Company, filed with the Commission (File No. 333-228420) (the “Prospectus”) and dated as of December 12, 2018 (the “Effective Date”). The Subscriber warrants and represents that it has read the Prospectus and understands that the Company has established a trust account containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (collectively, with interest accrued from time to time thereon, the “Trust Fund”) for the benefit of the Company’s public stockholders (the “Public Stockholders”) and certain parties (including the underwriters of the IPO) and that the Company may disburse monies from the Trust Fund only: (i) to the Public Stockholders in the event they elect to redeem shares of CF Class A Common Stock in connection with the Closing, (ii) to the Public Stockholders if the Company fails to consummate the transactions contemplated by the Transaction Agreement or another business combination within eighteen (18) months from the closing of the IPO (as subsequently extended to September 17, 2020, and which may further be extended by amendment of the Company’s Governing Documents), (iii) any interest earned on the amounts held in the Trust Fund necessary to pay any taxes or (iv) to the Company after or concurrently with the Closing or the consummation of another business combination. The Subscriber hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Fund or distributions therefrom, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between the Company and the Subscriber, this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). The Subscriber hereby irrevocably waives any Claims it may have against the Trust Fund (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements, with the Company and will not seek recourse against the Trust Fund (including any distributions therefrom) for any reason whatsoever (including, without limitation, for an alleged breach of this Subscription Agreement). The Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company to induce it to enter into this Subscription Agreement, and the Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law. To the extent the Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company, which proceeding seeks, in whole or in part, monetary relief against the Company, the Subscriber hereby acknowledges and agrees its sole remedy shall be against funds held outside of the Trust Fund and that such claim shall not permit the Subscriber (or any party claiming on the Subscriber’s behalf or in lieu of the Subscriber) to have any claim against the Trust Fund (including any distributions therefrom) or any amounts contained therein. In the event the Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company, which proceeding seeks, in whole or in part, relief against the Trust Fund (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, the Company shall be entitled to recover from the Subscriber the associated legal fees and costs in connection with any such action, in the event the Company prevails in such action or proceeding. Notwithstanding anything to the contrary contained herein, nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Fund by virtue of Subscriber’s record or beneficial ownership of securities of the Company acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company.

9.	SECURITIES LAW MATTERS.

(a)	It is understood that, except as provided below, book entry accounts evidencing the Shares must bear the following or similar legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR (IV) IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.

(b)	Notwithstanding the foregoing, the Subscriber shall be entitled to receive from the Company a like number of shares not bearing such legend upon the request of the Subscriber (or, at the Company’s option, have such legend removed from the Shares) at such time as such restrictions are no longer applicable, provided that the Subscriber provides any materials related thereto reasonably requested by the Company.

(c)	As long as the Subscriber shall own any of the Shares, and such Shares are “restricted securities” (as defined in Rule 144 of the Securities Act), the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Closing pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Subscriber with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Subscriber pursuant to this Section 9(c).

10.	REGULATORY APPROVALS.

(a)	Subscriber shall cooperate in good faith with the Company, Grosvenor Holdings, and any Governmental Authority (including the Antitrust Authorities) and shall undertake promptly (x) any and all actions required to (i) satisfy the Regulatory Approvals and (ii) complete lawfully the Transactions as soon as practicable (but in any event prior to the Agreement End Date) and (y) any and all actions necessary or advisable to (i) consummate the Transactions as contemplated by this Subscription Agreement and the Transaction Agreement and (ii) avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any Governmental Authority (including any Antitrust Authority) or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Transactions.

(b)	With respect to the Regulatory Approvals and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company and Subscriber shall (and, to the extent required, shall cause its Affiliates to) (i) diligently and expeditiously defend and use reasonable best efforts to obtain any necessary clearance, approval, consent, or Governmental Authorization under any applicable Laws prescribed or enforceable by any Governmental Authority for the Transactions and to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions; and (ii) cooperate fully with each of the Grosvenor Holders and the Grosvenor Companies in the defense of such matters. To the extent not prohibited by Law, the Subscriber shall promptly furnish to the Company copies of any notices or written communications received by such party or any of its Affiliates from any third party or any Governmental Authority with respect to the Transactions, and shall permit the Company’s and the Grosvenor Holders’ respective counsels an opportunity to review in advance, and shall consider in good faith the views of such counsel in connection with, any proposed written communications by Subscriber and/or its Affiliates to any Governmental Authority concerning the Transactions. To the extent not prohibited by Law, the Subscriber agrees to provide the Company and the Grosvenor Holders and their respective counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Subscriber and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions.

11.	MISCELLANEOUS.

(a)	All press releases or other public communications relating to the transactions contemplated hereby between the Company and the Subscriber, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior approval of (i) the Company, and (ii) to the extent such public communication references the Subscriber, the Subscriber, which approval shall not be unreasonably withheld; provided that neither the Company nor the Subscriber shall be required to obtain consent pursuant to this Section 11(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11(a). The restriction in this Section 11(a) shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, however, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

(b)	All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

(i)	If to the Company:

CF Finance Acquisition Corp.

110 East 59th Street

New York, NY 10022

Attention: [ ● ]

Email: [ ● ]

with copies to (which shall not constitute notice):

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Ken Lefkowitz

Email:         ken.lefkowitz@hugheshubbard.com

Grosvenor Capital Management Holdings, LLLP

900 North Michigan Avenue

Suite 1100

Chicago, IL 60611

Attention: Legal Department

Email:         legal@gcmlp.com

Latham & Watkins LLP
885 Third Avenue

New York, NY 10022
Attention: Justin G. Hamill

Email:         justin.hamill@lw.com

(ii)	If to the Subscriber:

[ ● ]

[ ● ]

Attention: [ ● ]

Email: [ ● ]

with a copy (which shall not constitute notice) to:

[ ● ]

[ ● ]

Attention: [ ● ]

Email: [ ● ]

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

(c)	No party hereto shall assign this Subscription Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void; provided no consent of the parties hereto shall be required in connection with the Merger. Subject to the foregoing, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, including, for the avoidance of doubt, that the rights and obligations of the Company pursuant to this Subscription Agreement shall be binding upon and inure to the benefit of GCM PubCo upon the Effective Time of the Merger.

(d)	The parties hereto shall (i) execute and deliver such additional documents and use reasonable best efforts to take such additional actions as the parties reasonably may deem to be practical and necessary and (ii) use reasonable best efforts to obtain all material consents and approvals of third parties (including Governmental Authorities) that any of the Company, the Subscriber, Target, the Grosvenor Holders or their respective Affiliates are required to obtain, in each case, in order to consummate the subscription as contemplated by this Subscription Agreement and the other Transactions. Without limiting the foregoing, the Company may request from the Subscriber such additional information as the Company may deem necessary to obtain any material consents and approvals of third parties (including Governmental Authorities), and the Subscriber shall provide such information as may reasonably be requested.

(e)	This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing signed by all parties hereto and Target as a third party beneficiary to Section 7 and this Section 11(e); provided, that Section 4, this Section 11(e), Section 11(m), Section 12 and Section 13 of this Subscription Agreement may not be amended, terminated or waived in a manner that is material and adverse to the Placement Agent without the written consent of the Placement Agent.

(f)	This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(g)	If any provision of this Subscription Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Subscription Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Subscription Agreement, they shall take any actions reasonably necessary to render the remaining provisions of this Subscription Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent reasonably necessary, shall amend or otherwise modify this Subscription Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(h)	The headings in this Subscription Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Subscription Agreement. This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(i)	This Subscription Agreement, and all claims or causes of action based upon, arising out of, or related to this Subscription Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(j)	Any proceeding or Action based upon, arising out of or related to this Subscription Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and agrees not to bring any proceeding or Action arising out of or relating to this Subscription Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 11(j). Each party acknowledges and agrees that any controversy which may arise under this Subscription Agreement and the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any Action, suit or proceeding directly or indirectly arising out of or relating to this Subscription Agreement or any of the transactions contemplated hereby.

(k)	Each party hereto agrees that irreparable damage could occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to specific enforcement of the terms and provisions of this Subscription Agreement, in addition to any other remedy to which it is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Subscription Agreement, the defending party shall not allege, and such party hereby waives the defense, that there is an adequate remedy at law, and such party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(l)	Each party hereto shall be responsible for and pay its own expenses incurred in connection with this Subscription Agreement, including all fees of its legal counsel, financial advisers and accountants.

(m)	The parties hereto agree that the Placement Agents are express third-party beneficiaries of their express rights in Section 4, Section 11(e), this Section 11(m), Section 12 and Section 13 of this Subscription Agreement.

12.	NON-RELIANCE. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of the Company explicitly contained in this Subscription Agreement, in making its investment or decision to invest in the Company.

13.	NON-RECOURSE. This Subscription Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to any breach of any term or condition of this Subscription Agreement may only be brought against, the entities that are expressly named as parties hereto and then only to the extent of the specific obligations set forth herein with respect to such party.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement on the day and year first above written.

CF FINANCE ACQUISITION CORP.

By:
Name:
Title:

SUBSCRIBER:

[ ● ]

By:
	Name:	[ ● ]
	Title:	[ ● ]

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

☐ The Subscriber is an Institutional Account as defined in FINRA Rule 4512(c).

☐ The Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act). for one or more of the following reasons (Please check the applicable subparagraphs):

☐ The Subscriber is a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐ The Subscriber is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐ The Subscriber is an insurance company, as defined in Section 2(a)(13) of the Securities Act.

☐ The Subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐ The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐ The Subscriber is a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐ The Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐ The Subscriber is a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐ The Subscriber is a corporation, limited liability company, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Shares, and that has total assets in excess of $5 million.

☐ The Subscriber is a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐ The Subscriber is an entity in which all of the equity owners are accredited investors.

☐ The Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Subscriber (Please check the applicable subparagraphs):

☐ The Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and:

☐ The Subscriber is an insurance company.

☐ The Subscriber is an investment company registered under the Investment Company Act or any business development company as defined in section 2(a)(48) of that Act.

☐ The Subscriber is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

☐ The Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

☐ The Subscriber is a trust fund whose trustee is a bank or trust company and whose participants are exclusively plans established for the benefit of state employees or employee benefit plans, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

☐ The Subscriber is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

☐ The Subscriber is an organization described in section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, a foreign bank or savings and loan association, or equivalent institution), partnership, or Massachusetts or similar business trust.

☐ The Subscriber is an investment adviser registered under the Investment Advisers Act.

☐ The Subscriber is registered dealer, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Subscriber.

☐ The Subscriber is a registered dealer acting in a riskless principal transaction on behalf of a qualified institutional buyer.

☐ The Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies.

☐ The Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers.

☐ The Subscriber is a bank or any savings and loan association or other institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under Rule 144A in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale for a foreign bank or savings and loan association or equivalent institution.

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Registration Rights Agreement, dated as of [ ● ] (as the same may hereafter be amended, the “Registration Rights Agreement”), among CF Finance Acquisition Corp., a Delaware corporation (the “Company”), and the other Persons named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

[SIGNATURE PAGE FOLLOWS]

Accordingly, the undersigned has executed and delivered this Joinder as of [ ● ].

[ ● ]

By:
Name:
Title

Address:

[ ● ]

[ ● ]
Attention: [ ● ]
Email: [ ● ]

Agreed and Accepted as of

___________________

CF Finance Acquisition Corp.

By:

Name:
Title:

[Signature Page to Registration Rights Agreement Joinder]

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT